EXHIBIT 10.26

Edible Garden AG Incorporated

283 County Road 519

Belvidere, New Jersey 07823

January 14, 2022

Evergreen Capital Management LLC

156 W Saddle River Road

Saddle River, New Jersey  07458

Gentlemen:

Reference is made to the Securities Purchase Agreement dated as of October 7, 2021, and amended as of October 14, 2021 (the “Agreement”) between Edible Garden AG Incorporated, a Delaware corporation (the “Company”), and Evergreen Capital Management LLC, a Delaware limited liability company (“Evergreen”).  Terms used but not defined herein have the respective meanings set forth in the Agreement.

The Company and Evergreen have agreed to increase the aggregate Subscription Amount of Notes and Warrants to $2,400,000 by adding a fifth Tranche and to provide for the leak-out into the public market of the shares of Common Stock issued to Evergreen and underlying the Notes and the Warrants.  The parties have agreed this letter will confirm their understanding and agreement to further amend the Agreement as follows:

A.   Section 2.1 of the Agreement shall be amended and restated in its entirety to read:

2.1 Closing. The Purchasers will, subject to the terms and conditions hereof, purchase an aggregate of up to $2,400,000 in aggregate Subscription Amount of Notes and Warrants (to purchase an aggregate of $2,760,000 principal amount of Notes and Warrants to purchase an aggregate of 1,139,586 shares of Common Stock), in five (5) tranches (each a “Tranche”), with the first Tranche of $1,000,000 in Subscription Amount of Notes (to purchase an aggregate of $1,150,000 in principal amount of Notes) and Warrants to purchase an aggregate of number of shares of Common Stock equal to the Warrant Amount for such Closing, being closed on upon execution of this Agreement. The Closing for the second Tranche of $350,000 in Subscription Amount of Notes (to purchase an aggregate of $402,500 in principal amount of Notes) and Warrants to purchase an aggregate of number of shares of Common Stock equal to the Warrant Amount for such Closing will occur, at the option of the Company, within thirty (30) days of the occurrence of the receipt of comments from the Commission on the Company’s registration statement on Form S-1. The Closing for the third Tranche of $350,000 in Subscription Amount of Notes (to purchase an aggregate of $402,500 in principal amount of Notes) and Warrants to purchase an aggregate of number of shares of Common Stock equal to the Warrant Amount for such Closing will occur, at the option of the Company, within thirty (30) days of November 11, 2021. The Closing for the fourth Tranche of $300,000 in Subscription Amount of Notes (to purchase an aggregate of $345,000 in principal amount of Notes) and Warrants to purchase an aggregate of number of shares of Common Stock equal to the Warrant Amount for such Closing will occur, at the option of the Company, within thirty (30) days of December 11, 2021. The Closing for the fifth Tranche of $400,000 in Subscription Amount of Notes (to purchase an aggregate of $460,000 in principal amount Notes) and Warrants to purchase an aggregate of number of shares of Common Stock equal to the Warrant Amount for such closing will occur, at the option of the Company, within thirty (30) days of January 5, 2022. The Purchasers shall not be required to fund the second, the third, the fourth, or the fifth Tranche if the Company is in default under the terms of this Agreement or the Notes or if the conditions to such Closing in Section 2.3(b) are not satisfied. At each Closing, each Purchaser shall purchase its Subscription Amount of the Notes for such Closing (as set forth on the signature page hereto executed by such Purchaser) and shall deliver to the Company, via wire transfer or a certified check, immediately available funds equal to such Purchaser’s Subscription Amount for such Closing, and the Company shall deliver to each Purchaser its respective Notes and Warrants for such Closing (as set forth on the signature page hereto executed by such Purchaser), and the Company and each Purchaser shall deliver the other items set forth in Section 2.3 deliverable at such Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.3 and 2.4 for the applicable Closing, the Closing shall occur at the offices of the Purchaser’s counsel or such other location as the parties shall mutually agree.

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Evergreen Capital Management LLC

January 14, 2022

B. In consideration of the issuance to Evergreen on the date of this letter agreement of 400,000  shares of Common Stock (80,000 after giving effect to the proposed one-for-five reverse stock split of the Common Stock) registered in the name of Evergreen, a new Section 4.24 is hereby added to the Agreement, which shall read as follows:

4.24. Leak-Out.  During the six-month period following the IPO, each Purchaser agrees that it will not offer or sell in a public broker transaction any shares of Common Stock on any trading day in an amount greater than 15% of the average daily trading volume over the five (5) trading days preceding the date of any such sale. However, if a Purchaser does not sell the full permitted amount on any trading day, such Purchaser may carry forward any shortfall in its sales to increase the permitted amount for subsequent trading days, provided that the amount the Purchaser may sell on any trading day shall not exceed 50% of the average daily trading volume over the five (5) trading days preceding the date of any such sale.

Except as expressly amended hereby, all of the terms and provisions of the Agreement shall remain in full force and effect.

 [Remainder of Page Left Intentionally Blank]

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Evergreen Capital Management LLC

January 14, 2022

If the foregoing accurately sets forth our understanding and agreement as to the matters set forth above, please acknowledge your agreement by signing below and returning to me a copy of this letter.

Very truly yours,

EDIBLE GARDEN AG INCORPORATED

By:	/s/ James Kras
Name: James Kras
Title: Chief Executive Officer

ACKNOWLEDGED and AGREED:

Evergreen Capital Management LLC

By:	/s/ Jeff Pazdro
Name: Jeff Pazdro
Title: Manager

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